UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of report
(Date of earliest event reported): June 30, 2014 (June 26, 2014)

HOME LOAN SERVICING SOLUTIONS, LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	1-35431	98-0683664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Home Loan Servicing Solutions, Ltd.
c/o Intertrust Corporate Services (Cayman) Limited
190 Elgin Avenue
George Town, Grand Cayman
KY1-9005
Cayman Islands
Registrant’s telephone number, including area code: (345) 945-3727
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Entry into Master Repurchase Agreement and Guaranty

On June 26, 2014, HLSS Mortgage Master Trust II (the “Seller”), a wholly-owned subsidiary of Home Loan Servicing Solutions, Ltd. ("HLSS"), entered into a Master Repurchase Agreement and Securities Contract (the “Repurchase Agreement”) with Wells Fargo Bank, National Association (the “Buyer”). The purpose of the Repurchase Agreement is to sell residential mortgage loans (the "Underlying Mortgage Assets") owned by the Seller to the Buyer, subject to a requirement to repurchase the Underlying Mortgage Assets at a future date. The obligations of the Seller under the Repurchase Agreement are fully guaranteed by HLSS pursuant to a Guaranty Agreement (the “Guaranty”) entered into by HLSS in favor of the Buyer. The Repurchase Agreement terminates on December 26, 2014.

Under the terms of the Repurchase Agreement, subject to certain conditions, the Buyer may buy Underlying Mortgage Assets from the Seller. The maximum aggregate purchase price under the Repurchase Agreement is $290 million, subject to certain sublimits, eligibility requirements and conditions precedent to each funding.

The purchase price paid by the Buyer is based on a percentage of the market value, as determined by the Buyer in accordance with the terms of the Repurchase Agreement, of the Underlying Mortgage Assets. Under the terms of the Repurchase Agreement, the Seller is required to pay to the Buyer interest based on one-month LIBOR plus a spread and certain other customary fees, administrative costs and expenses in connection with the Buyer's structuring, management and ongoing administration of the Repurchase Agreement.

The Repurchase Agreement and Guaranty require that HLSS maintain various financial and other covenants, which include (i) a minimum adjusted tangible equity requirement; (ii) a minimum liquidity requirement; and (iii) a minimum net income requirement, based on the average of two consecutive fiscal quarters.

In addition, the Repurchase Agreement and Guaranty contain certain events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, certain material adverse changes, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default are also customary for this type of transaction and include the acceleration of the principal amount outstanding under the Repurchase Agreement and the liquidation by the Buyer of the Underlying Mortgage Assets then subject to the Repurchase Agreement. Under the Guaranty Agreement, the Buyer is not required to seek payment or performance from the Seller or to seek any other recourse prior to demanding payment of the obligations from HLSS, and HLSS is required to make payment of such obligations promptly upon written demand therefor (and in any event within five (5) business days of such demand).
These descriptions of the Repurchase Agreement and Guaranty are not complete and are qualified in their entirety by reference to those agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)—(c) Not applicable.
(d) Exhibits:

10.1	Repurchase Agreement
10.2	Guaranty

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME LOAN SERVICING SOLUTIONS, LTD.
(Registrant)

By:	/s/ James Lauter
James Lauter
Senior Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)
Date: June 30, 2014